EXHIBIT 10.1

FEI COMPANY

EMPLOYEE SHARE PURCHASE PLAN

As amended effective September 15, 2010

1. Purpose of the Plan. FEI Company (the “Company”) believes that ownership of shares of its Common Stock by employees of the Company and its Participating Subsidiaries (hereinafter defined) is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the rewards of growth and success. The purpose of this Employee Share Purchase Plan (the “Plan”) is to provide a convenient means by which employees of the Company and Participating Subsidiaries may purchase the Company’s shares through payroll deductions and a method by which the Company may assist and encourage such employees to become share owners.

2. Shares Reserved for the Plan. There are 3,200,000 shares of the Company’s authorized Common Stock reserved for issuance under the Plan. The number of shares reserved for issuance under the Plan (and if applicable, the price paid for shares) shall be adjusted by the Board of Directors of the Company (the “Board of Directors”) in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the outstanding Common Stock of the Company in such manner as the Board of Directors determines is necessary in order to prevent dilution or enlargement of the benefits intended to be made available under the Plan. The determination of whether an adjustment shall be made and the manner of any such adjustment shall be made by the Board of Directors, which determination shall be conclusive.

3. Administration of the Plan. The Plan shall be administered by the Board of Directors. The Board of Directors may consult with counsel for the Company on any matter arising under the Plan. All determinations and decisions of the Board of Directors shall be conclusive and shall be given the maximum deference permitted by law. Notwithstanding the foregoing, the Board of Directors, if it so desires, may delegate to the Compensation Committee of the Board of Directors the authority for general administration of the Plan. The Board of Directors (or, if applicable, the Compensation Committee) shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

(a) To determine the terms and conditions of each Offering Period and Purchase Period;

(b) To interpret the parameters, meaning and validity of the terms and provisions of the Plan, the Offering Periods and the Purchase Periods, and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan;

(c) To determine the form, manner and timing for participants to make elections under the Plan;

(d) To determine any and all considerations affecting the eligibility of any employee to become a participant or to remain a participant in the Plan;

(e) To cause an account or accounts to be maintained for each participant;

(f) To determine the time or times when, and the number of shares which, may be purchased under the Plan;

(g) To establish and revise an accounting method or formula for the Plan;

(h) To designate a custodian or broker to receive shares purchased under the Plan and to determine the manner and form in which shares are to be delivered to the designated custodian or broker;

(i) To determine the status and rights of participants and their beneficiaries or estates;

(j) To employ such brokers, counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

(k) To establish rules for the performance of its powers and duties and for the administration of the Plan;

(l) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States or to facilitate legal, tax or regulatory compliance outside the United States;

(m) To delegate to any one or more of its members or to any other person (including, but not limited to, employees of the Company or of any Participating Subsidiary) severally or jointly, the authority to perform for and on behalf of the Board of Directors one or more of the functions of the Board of Directors under the Plan; and

(n) To designate separate Offerings for the eligible employees of the Company or of any Participating Subsidiary, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering.

4. Eligible Employees. Except as indicated below, all full-time employees of the Company and all full-time employees of each of the Company’s subsidiary corporations which is designated by the Board of Directors as a participant in the Plan (such participating subsidiary being hereinafter called a “Participating Subsidiary”) are eligible to participate in the Plan. Any employee who would, after a purchase of shares under the Plan, own or be deemed (under Section 424(d) of the Internal Revenue Code of 1986, as amended (the “Code”)) to own stock (including stock subject to any outstanding options held by the employee) possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company, shall be ineligible to participate in the Plan. For purposes of the Plan, “full-time employee” is one who is in the active service of the Company or a Participating Subsidiary excluding, however, any employee whose customary employment is for not more than 20 hours per week (or such lesser period of time as may be determined by the Board of Directors in its discretion) or whose customary employment is for not more than five months per calendar year (or such lesser period of time as may be determined by the Board of Directors in its discretion).

5. Offerings.

(a) Offering Periods. The Plan shall be implemented by consecutive 6-month offering periods or such other duration as the Board of Directors shall determine (“Offering Periods”). Notwithstanding the foregoing, the Board of Directors may establish different timing for, and a different duration for, one or more future Offering Periods, provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. The first day of each Offering Period is an “Offering Date” and the last day of each Offering Period is a “Purchase Date” for the Offering Period. If an Offering Date or a Purchase Date falls on a day on which the public equity securities markets in the United States are not open for trading, the Company shall, by announcement at least ten days before the date on which the Offering Date or Purchase Date would otherwise fall, specify the trading day that will be deemed that Offering Date, or Purchase Date, as the case may be. As of each Offering Date, the Company hereby grants to each eligible employee a right under the Plan to purchase shares of Common Stock on the Purchase Date for the price determined under paragraph 7 of the Plan exclusively through payroll deductions authorized under paragraph 6 of the Plan; provided, however, that (a) no such right shall permit the purchase of more than 500 shares per Purchase Period, and (b) no such right shall allow an employee’s right to purchase shares under all stock purchase plans of the Company and its parents and subsidiaries to which Section 423 of the Code applies to accrue at a rate that exceeds $25,000 of fair market value of shares (determined at the Offering Date) for each calendar year in which such right is outstanding.

(b) Offerings. For purposes of the Plan, an “Offering” means an offer under this Plan of an option that may be exercised during the period described in this Section 5. For purposes of the Plan, all eligible employees will be deemed to participate in the same Offering unless the Board of Directors determines otherwise that eligible employees of the Company or of one or more Participating Subsidiaries will be deemed to participate in separate Offerings, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Section 1.423-2(a)(1) of the Treasury regulations (or any successor thereto) issued under Section 423 of the Code, the terms of each Offering need not be identical provided that the terms of the Plan and the Offering together satisfy Sections 1.423-2(a)(2) and (a)(3) of such Treasury regulations (or any successors thereto).

6. Participation in the Plan.

(a) Initiating Participation. An eligible employee may participate in an Offering Period under the Plan by filing with the Company (no later than the deadline specified by the Company), on forms furnished by the Company, a subscription and payroll deduction authorization. Once filed, a subscription and payroll deduction authorization shall remain in effect for subsequent Offering Periods unless amended or terminated. The payroll deduction authorization will take effect on the Offering Date or, if later, on the first payroll effective date that is at least three business days after the date on which it was filed, and will authorize the employing entity to make payroll deductions in the specified amount from each paycheck of the participating employee. Payroll deductions for any Purchase Period may not exceed 15 percent of the gross amount of base pay plus commissions, if any, in the aggregate payable to the employee for such Purchase Period. If a payroll deduction is made by a Participating Subsidiary, that entity will promptly remit the amount of the deduction to the Company. Eligible employees may not participate simultaneously in more than one Offering Period.

(b) Amending or Terminating Participation. A participating employee may amend his or her payroll deduction authorization once during any Purchase Period, to reduce the amount of future payroll deductions, with effect during the remaining part of the Purchase Period. Other amendments to the payroll deduction authorization will not become effective until the next following Purchase Period. A permitted change in payroll deductions shall be effective for any pay period only if written notice is received by the Company at least three business days prior to the payroll effective date published by the Company for that pay period. After an employee has begun participating in the Plan, he or she may terminate participation in the Plan by written notice received by the Company at any time up to the tenth day before a Purchase Date. Participation in the Plan shall also terminate when a participant ceases to be an eligible employee for any reason, including death or retirement. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Company or a Participating Subsidiary approves. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. A participant may not reinstate participation in the Plan with respect to a particular Offering Period after once terminating participation in the Plan with respect to that Offering Period. Upon termination of a participant’s participation in the Plan, all amounts deducted from the participant’s pay and not previously used to purchase shares under the Plan shall be returned to the participant.

(c) Automatic Withdrawal from an Offering Period. If the fair market value of a share of Common Stock on a Purchase Date other than the final Purchase Date of an Offering Period is less than the fair market value of a share of Common Stock on the Offering Date of the Offering Period, then every participant shall be (a) automatically withdrawn from such Offering Period at the close of such Purchase Date and after the acquisition of shares of Common Stock for the Purchase Period and (b) enrolled in the Offering Period commencing on the first business day subsequent to such Purchase Date. A participant may elect not to be automatically withdrawn from an Offering Period pursuant to this paragraph 6(c) by delivering to the Company not later than the close of business on the Purchase Date a written notice indicating such election.

7. Option Price. The price at which shares shall be purchased in a Purchase Period shall be the lower of (a) 85% of the fair market value of a share of Common Stock on the Offering Date of the applicable Offering Period or (b) 85% of the fair market value of a share of Common Stock on that Purchase Date. The fair market value of a share of Common Stock on any date shall be the closing price of the Common Stock for such date as reported by the Nasdaq National Market or, if the Common Stock is not reported on the Nasdaq National Market, such other reported value of the Common Stock as shall be specified by the Board of Directors.

8. Newly Eligible Employees. A person who becomes an eligible employee after the Offering Date of an Offering Period shall not be eligible to participate in such Offering Period but may participate in any subsequent Offering Period provided he or she is still an eligible employee as of the Offering Date of such subsequent Offering Period.

9. Purchase of Shares. All amounts withheld from the pay of a participant shall be credited to his or her account under the Plan by the Custodian appointed under paragraph 10. No interest will be paid on such accounts unless the Board of Directors determines otherwise. On each Purchase Date of an Offering Period, the amount of the account of each participant will be applied to the purchase of whole shares by such participant from the Company at the price determined under paragraph 7. Any cash balance remaining in a participant’s account after a Purchase Date because it was less than the amount required to purchase a full share shall be retained in the participant’s account for the next Purchase Period.

10. Delivery and Custody of Shares. Shares purchased by participants pursuant to the Plan will be delivered to and held in the custody of such investment or financial firm (the “Custodian”) as shall be appointed by the Board of Directors. The Custodian may hold in nominee or street name certificates for shares purchased pursuant to the Plan and may commingle shares in its custody pursuant to the Plan in a single account without identification as to individual participants. By appropriate instructions to the Custodian on forms to be provided for that purpose, a participant may from time to time obtain (a) transfer into the participant’s own name of some or all of the shares held by the Custodian for the participant’s account and delivery of such shares to the participant; (b) transfer of some or all of the shares held for the participant’s account by the Custodian to a regular individual brokerage account in the participant’s own name, either with the firm then acting as Custodian or with another firm, or (c) sale of some or all of the shares held by the Custodian for the participant’s account at the market price at the time the order is executed and remittance of the net proceeds of sale to the participant. Upon termination of participation in the Plan, a participant may elect to have the shares held by the Custodian for his or her account transferred and delivered in accordance with (a) above, transferred to a brokerage account in accordance with (b), or sold in accordance with (c).

11. Records and Statements. The Custodian will maintain the records of the Plan. As soon as practicable after each Purchase Date the Custodian will furnish to each participant a statement showing the activity in the participant’s account for the period covered by the statement and the cash and share balances in the account as of the Purchase Date. Participants will be furnished such other reports and statements, and at such intervals, as the Board of Directors shall determine from time to time.

12. Expense of the Plan. The Company will pay all expenses incident to operation of the Plan, including costs of record keeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan and on delivery of shares to a participant or into his or her brokerage account. The Company will not pay expenses, commissions or taxes incurred in connection with sales of shares by the Custodian at the request of a participant. Expenses to be paid by a participant will be deducted from the proceeds of sale prior to remittance.

13. Rights Not Transferable. The right to purchase shares under this Plan is not transferable by a participant, and such right is exercisable during the participant’s lifetime only by the participant. Upon the death of a participant, any cash or shares held for the participant’s account shall be transferred to the persons entitled thereto under the laws of the state of domicile of the participant upon a proper showing of authority.

14. Dividends and Other Distributions. Cash dividends and other cash distributions, if any, on shares held by the Custodian will be paid currently to the participants entitled thereto unless the Company subsequently adopts a dividend reinvestment plan and the participant directs that his or her cash dividends be invested in accordance with such plan. Stock dividends and other distributions in shares of the Company on shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective participants entitled thereto.

15. Voting and Shareholder Communications. In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will furnish to each participant a proxy authorizing the participant to vote the shares held by the custodian for his account. Copies of all general communications to shareholders of the Company will be sent to participants in the Plan.

16. Tax Withholding. Each participant who has purchased shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state, local, national or other governmental tax withholding determined by the Company to be required in any country having taxing jurisdiction. If the Company determines that additional withholding is required beyond any amount deposited at the time of purchase, the participant shall pay such amount to the Company on demand. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary, subject to applicable law.

17. Responsibility and Indemnity. Neither the Company, its Board of Directors, the Custodian, any Participating Subsidiary, nor any member, officer, agent, or employee of any of them, shall be liable to any participant under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from gross negligence, willful misconduct or intentional misfeasance. The Company will indemnify and save harmless its Board of Directors, the Custodian and any such member, officer, agent or employee against any claim, loss, liability or expense arising out of the Plan, except such as may result from the gross negligence, willful misconduct or intentional misfeasance of such entity or person.

18. Conditions and Approvals. The Company will not be required to issue any shares under the Plan prior to fulfillment of all the following conditions: (a) the admission of such shares to listing on all stock exchanges on the shares then are listed; (b) the completion of any registration or other qualification of such shares under any U.S. state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Board of Directors, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any U.S. state or federal governmental agency, which the Board of Directors, in its absolute discretion, determines to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of purchase as the Administrator may establish from time to time for administrative reasons. If the Board of Directors (in its sole discretion) determines that any such condition will not be satisfied on a timely basis, the Board of Directors may return each affected participant’s contributions to him or her in lieu of purchasing shares for such participant.

19. Amendment of the Plan. The Board of Directors may from time to time amend the Plan in any and all respects, except that, subject to Section 2 of the Plan, without the approval of the shareholders of the Company, the Board of Directors may not increase the number of shares reserved for the Plan or decrease the purchase price of shares offered pursuant to the Plan.

20. Termination of the Plan. The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that the Board of Directors in its sole discretion may at any time terminate the Plan without any obligation on account of such termination, except as hereinafter in this paragraph provided. Upon termination of the Plan, the cash and shares, if any, held in the account of each participant shall forthwith be distributed to the participant or to the participant’s order, provided that if prior to the termination of the Plan, the Board of Directors and shareholders of the Company shall have adopted and approved a substantially similar plan, the Board of Directors may in its discretion determine that the account of each participant under this Plan shall be carried forward and continued as the account of such participant under such other plan, subject to the right of any participant to request distribution of the cash and shares, if any, held for his account.

21. Effective Date of the Plan. The Plan shall become effective on March 1, 1998, subject to approval not later than June 30, 1998, by the affirmative vote, in person or by proxy, of the holders of at least a majority of the shares of the Company represented and voting on the approval of the Plan at a validly held meeting of the shareholders.

Adopted October 14, 1997

Amendments approved by Shareholders:

April 23, 1998

May 21, 1998

May 18, 2000

May 20, 2004

May 19, 2005

May 17, 2007

May 22, 2008

May 14, 2009

May 13, 2010